Exhibit 99.1


THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL REPRESENTATION.


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:  The Flight International Group, Inc.

Ladies and Gentlemen:

         In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned, David E. Sandlin and Robert Dynan, President and Principal Financial Officer, respectively, of The Flight International Group, Inc. (the "Company"), certify that:

(1) the Annual Report on Form 10-K of the Company for the fiscal year ended April 30, 2002 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated as of this 16th day of  August, 2002



                                            /s/ David E. Sandlin
                                            David E. Sandlin, President


                                            /s/ Robert Dynan
                                            Robert Dynan, Principal
                                            Financial Officer